UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            --------------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  JULY 19, 2006

                        HOUSTON WIRE & CABLE COMPANY
           (Exact Name of Registrant as Specified in its Charter)

                                  DELAWARE
               (State or Other Jurisdiction of Incorporation)

              000-52046                              36-4151663
      (Commission File Number)                      (IRS Employer
                                                 Identification No.)

            10201 North Loop East
                 Houston, TX                      77029

            (Address of Principal              (Zip Code)
              Executive Offices)


                               (713) 609-2100

                      (Registrant's telephone number,
                            including area code)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




   ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

   On July 19, 2006, the Board of Directors of Houston Wire & Cable Company ("Company") voted to increase the size of the Board of Directors ("Board") to six members. To fill the vacancies created by this increase, the Board, upon the recommendation of its nominating and corporate governance committee, elected Scott L. Thompson and Ian Stewart Farwell as new directors to serve until the 2007 annual meeting of stockholders of the Company and until their respective successors are elected and qualified. Mr. Thompson was also appointed to serve as a member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board of Directors. Mr. Thompson was also appointed to serve as the Chair of the Audit Committee.

   In accordance with the Company's compensation policy for non-employee directors, the Company granted to each of Mr. Thompson and Mr. Farwell a non-qualified stock option to purchase 15,000 shares of its common stock under the Company's 2006 Stock Plan. Each option has an exercise price of $16.98 per share, which represents the closing price per share of the Company's common stock as reported on the Nasdaq National Market on July 19, 2006, the date on which the options were granted. Each option has a ten-year term and becomes exercisable on July 19, 2007. In each case, to the extent that the option has vested, it is exercisable for ninety days following termination of the service of Mr. Thompson or Mr. Farwell, as the case may be.

   Mr. Thompson, age 47, is a private investor who consults with private equity companies and serves on the Board of Directors of Conn's, Inc., a specialty retailer of electronics and home appliances. Mr. Thompson was a founder of Group 1 Automotive, Inc., a fortune 500 specialty retailer in the automotive retailing industry. Mr. Thompson served as the CFO and Treasurer of Group 1 Automotive, Inc from 1996 until 2004. Mr. Thompson is a Certified Public Accountant.

   Mr. Farwell, age 65, has been the CEO of Rheem Manufacturing Company since February 2006. Mr. Farwell served as COO of Rheem from June, 2002 until July, 2005 and he served as President of Rheem's HVAC Division from July, 2000 until June, 2002. Rheem Manufacturing Company is a leading North American producer of water heaters, central warm air furnaces and air conditioners, and swimming pool heaters and commercial boilers.

   ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

        (c)  Exhibits.

             Exhibit
             Number    Description
             -------   -----------

             99.1 Press release dated July 20, 2006, announcing the elections of Scott L. Thompson and Ian Stewart Farwell as members of the Board of Directors of Houston Wire & Cable Company.




                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HOUSTON WIRE & CABLE COMPANY


   Date:     July 20, 2006            By:  /s/  Nicol G. Graham
                                           ----------------------------
                                           Nicol G. Graham
                                           Chief Financial Officer




                                EXHIBIT INDEX

   Exhibit No.         Description
   -----------         -----------

   99.1 Press release dated July 20, 2006, announcing the elections of Scott L. Thompson and Ian Stewart Farwell as members of the Board of Directors of Houston Wire & Cable Company.